Exhibit 99.1

SORRENTO THERAPEUTICS AND CITY OF HOPE ANNOUNCE EXCLUSIVE LICENSE TO DEVELOP FIRST-IN-CLASS IMMUNOTHERAPIES AGAINST INTRACELLULAR TARGETS

San Diego and Duarte, CA – September 28, 2015 — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento) announced today that they have formed a new company – named LA Cell, Inc. (LA Cell) – to focus on the development of groundbreaking cell-penetrating antibody therapies. LA Cell has exclusively licensed technology developed at City of Hope that enables modified monoclonal antibodies (mAbs) to penetrate into cells and target “undruggable” disease-causing molecules.

To date, existing antibody-based therapies have benefited millions of people worldwide, but have nonetheless been limited by their inability to reach proteins inside cells, where most disease-causing proteins are located. The City of Hope technology, which was developed in the laboratory of Hua Yu, Ph.D., Billy Wilder Endowed Professor and Co-Leader of the Cancer Immunotherapeutics Program, and Andreas Herrmann, Ph.D, Associate Research Professor, overcomes this limitation, potentially enabling a wave of new therapeutics for treatment of cancer and other life-threatening diseases.

The technology is based on a proprietary chemical modification of mAbs that allows them to enter a cell’s cytoplasm and nucleus while maintaining their ability to target specific proteins. The total deal value is in excess of $170 million for the development of these modified mAbs and includes an equity provision as well as upfront and milestone payments to City of Hope.

“City of Hope has a rich history of developing industry-changing biopharmaceutical technologies, including, most notably, the fundamental technology required for mammalian cell-based antibody production, as captured in the Cabilly patent estate,” said Steven T. Rosen, M.D., Provost and Chief Scientific Officer of City of Hope. “This novel method to enable cell penetration of mAbs could be transformative for the field of biomedical research. More important, it could benefit patients worldwide who are in need of new and effective therapies. The ability to harness the inherent target specificity of antibodies against disease-causing molecules inside the cell could lead to the next generation of therapies against most severe diseases.”

Added George Megaw Ph.D., Director of the Office of Technology Licensing within the Center for Applied Technology at City of Hope: “We are excited to work with Sorrento, a leader in the antibody therapeutics space. The newly formed company, LA Cell, combines our cell-penetrating technology with Sorrento’s fully human antibody library and immunotherapy expertise to enable the development of effective antibody therapies against crucial yet elusive intracellular targets.”

Utilizing mAbs derived from Sorrento’s antibody portfolio, LA Cell is positioned to develop therapies against important oncology targets, including but not limited to c-MYC, mutated KRAS, STAT3, and FoxP3. Notably, this technology can also be applied to medically-relevant targets in other indications, such as inflammation, auto-immune disorders, diabetes, central nervous systems (CNS), cardiovascular diseases and viral infections.

“We are honored to join forces with the team at City of Hope. We believe their technology to be truly groundbreaking and potentially represents one of the last frontiers for the development of antibody therapies,” said Henry Ji, Ph.D., President and CEO of Sorrento. “With the formation of LA Cell, Sorrento believes it has added the last missing piece in our antibody technology portfolio. We can now develop a breadth of antibody-based therapies that is unrivaled, such as intracellular antibodies, immune-checkpoint inhibitors, bispecific antibodies, antibody-drug conjugates (ADCs), as well as chimeric antigen receptor (CAR)-based cellular therapies. Sorrento will no longer be restricted by the antigen location for its antibody-based therapeutics and LA Cell will be able to develop a brand new class of cell-penetrating antibodies for undruggable yet most important disease targets residing within the cells. We anticipate multiple strategic alliances and licensing opportunities with biopharmaceutical partners for major disease indications.”

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage biopharmaceutical company developing new treatments for cancer and associated pain and inflammation and autoimmune diseases. Sorrento recently licensed multiple late-stage biosimilar and biobetter antibodies for oncology and inflammation diseases for the North American, European and Japanese markets. Sorrento’s subsidiary, TNK Therapeutics, Inc., recently acquired multiple preclinical and clinical stage chimeric antigen receptor (CAR)-T immunotherapy programs as well as underlying CAR-T technology through the acquisition of two privately-held biotechnology companies. The CAR-T programs focus on targeting solid tumors as well as infectious diseases. Sorrento recently sold the rights to Cynviloq™, which successfully completed the TRIBECA™ study, to NantPharma. The company is also developing resiniferatoxin (RTX), a non-opiate TRPV1 agonist to treat terminal cancer patients suffering from intractable pain.

In December 2014, Sorrento and NantWorks formed a global joint venture, now called Immunotherapy NANTiBody, LLC, to focus on immunotherapies for cancer. Also in December 2014, Sorrento and Conkwest, Inc., now renamed as NantKwest, Inc., an immuno-oncology company developing proprietary Neukoplast®, a Natural Killer (NK) cell-line based therapy, entered into an agreement to jointly develop CAR.TNK™ (Chimeric Antigen Receptor Tumor-attacking Neukoplast) immunotherapies for the treatment of cancer and infectious diseases. In March 2015, Sorrento entered into a global collaboration with NantCell, a NantWorks company, to discover and develop immunotherapies against tumor neo-epitopes. In July 2015, Sorrento and NantBioScience, Inc., a subsidiary of NantWorks, established a joint venture, called NantCancerStemCell, LLC to focus on the development of “first-in-class” small molecules against targets which may address important drivers of cancer growth including cancer stem cells.

About City of Hope

City of Hope is an independent research and treatment center for cancer, diabetes and other life-threatening diseases. Designated as a comprehensive cancer center, the highest recognition bestowed by the National Cancer Institute, City of Hope is also a founding member of the National Comprehensive Cancer Network, with research and treatment protocols that advance care throughout the nation. City of Hope’s main hospital is located in Duarte, California, just northeast of Los Angeles, with community clinics throughout southern California. It is ranked as one of “America’s Best Hospitals” in cancer by U.S. News & World Report. Founded in 1913, City of Hope is a pioneer in the fields of bone marrow transplantation and genetics.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s prospects, including, but not limited to any statements about the aforementioned cell penetrating technology and combinations of the cell penetrating technology with Sorrento’s antibody library; LA Cell’s business and technology prospects; chimeric antigen receptor (CAR) T cell programs; potential combination therapies, Sorrento’s expectations for adoptive cellular immunotherapies, Sorrento’s collaborations with NantKwest, NantCell, NantPharma and NantBioScience, and the development of adoptive immunotherapies and the biosimilar/biobetter programs; Sorrento’s ability to leverage the expertise of its employees and partners to assist the company in the execution of its strategies; Sorrento’s advances made in developing RTX, CAR.TNKs and human monoclonal antibodies using its proprietary G-MAB fully human antibody technology, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento™, G-MAB™, CAR.TNK™, TNK Therapeutics™, and the Sorrento logo are trademarks owned by Sorrento Therapeutics, Inc.

All other trademarks and trade names are the property of their respective owners.

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SOURCE: Sorrento Therapeutics, Inc.

Contact:

Henry Ji, Ph.D.

President & Chief Executive Officer

Tel: (858) 668-6923

hji@sorrentotherapeutics.com

Tami Dennis

City of Hope

Tel. 800-888-5323

tdennis@coh.org